SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ROYCE LABORATORIES, INC.
                (Name of Registrant as Specified in Its Charter)

                            ROYCE LABORATORIES, INC.
                   (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                            ROYCE LABORATORIES, INC.
                              5350 NW 165TH STREET
                              MIAMI, FLORIDA 33014
                                 (305) 624-1500

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 12, 1996

              -----------------------------------------------------

            NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Royce Laboratories, Inc., a Florida corporation (the "Company"), will be held on June 12, 1996 at 9:30 A.M., Eastern Daylight Time, in The Perfect Season
Room of the Don Shula Hotel and Golf Club, Miami Lakes Drive (NW 154th Street) at the Palmetto Expressway, Miami Lakes, Florida, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

          (1) To elect three persons to the Board of Directors to serve until the 1999 annual meeting of shareholders or until election and qualification of their respective successors;

          (2) To ratify the selection of the Company's independent auditors for the 1996 fiscal year; and

          (3) To transact such other business as may properly come before the meeting.

            Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on April 12, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

            A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Richard W. Gross, Secretary

Miami, Florida
May 15, 1996

                            ROYCE LABORATORIES, INC.
                              5350 NW 165TH STREET
                              MIAMI, FLORIDA 33014
                                 (305) 624-1500

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

            The enclosed proxy is solicited by the Board of Directors (the "Board") of Royce Laboratories, Inc., a Florida corporation (the "Company"), for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 12, 1996 at 9:30 A.M. Eastern Daylight Time, in The Perfect Season Room of the Don Shula Hotel and Golf Club, Miami Lakes Drive (NW 154th Street) at the Palmetto Expressway, Miami Lakes, Florida. The approximate date on which this statement and the enclosed proxy will be sent to shareholders will be May 15, 1996 The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, it will be voted by the persons therein named at the meeting: (i) for the election of three directors to serve until the 1999 annual meeting of shareholders, or until their successors are elected and qualified, (ii) for the ratification of the selection of the Company's independent auditors for the 1996 fiscal year; and (iii) in their discretion, upon such other business as may properly come before the meeting.

            Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

            The cost of the Board's proxy solicitation will be borne by the Company. In addition to solicitation by mail, Directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

            At the close of business on April 12, 1996 (the "Record Date"), the Company had outstanding 13,441,048 shares of $.005 par value common stock ("Common Stock"). Each share of Common Stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN

PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

BOARD OF DIRECTORS

            The Articles of Incorporation and By-laws of the Company presently provide for a Board of Directors divided into three classes, as nearly equal in size as possible, with staggered terms of three years. At the date of this Proxy Statement, the members of the Board and the expiration of their terms as Directors were as follows:

                                                                                     TERM             DIRECTOR
NAME                             AGE          POSITIONS                             EXPIRES            SINCE
- ----                             ---          ---------                             -------           --------
Patrick J. McEnany(1)             48          Chairman of the Board, President
                                              and Chief Executive Officer             1996              1990

Richard W. Gross, Esq(1)(2)       48          Director and Secretary-Treasurer        1997              1985

Gregory Reed, M.D.(3)             48          Director                                1997              1989

Charles J. Simons(1)(2)(3)        77          Director                                1998              1993

Rick A. Wilber(3)                 48          Director                                1998              1989

Hubert E. Huckel, M.D.(2)         65          Director                                1997              1995

Ogden R. Reid(3)                  70          Director                                1998              1995

David Cohen, Ph.D.(2)(4)          54          Director                                1996              1991

Henry S. Keel, Jr.(3)(4)          48          Director                                1996              1990

- --------------------
(1)     Member of the Executive Committee.
(2)     Member of the Audit Committee.
(3)     Member of the Compensation Committee.
(4) Not renominated for election to the Board of Directors. Term will end at the 1996 Annual Meeting of Shareholders.

BUSINESS EXPERIENCE

        PATRICK J. MCENANY has been the President of the Company since June 1991 and its Chairman since February 1994. Mr. McEnany was the President, Chief Executive Officer and Chief Financial Officer of Zenex Synthetic Lubricants, Inc. ("Zenex"), a company engaged in the distribution of synthetic lubricants from 1973 until 1985. In February 1985, Zenex merged with Home Intensive Care, Inc. ("HIC"), a provider of home infusion therapy services, and Mr. McEnany continued to serve as a director and chairman of the audit committee of the combined entity. In July 1993, HIC was acquired by W.R. Grace & Co. From December 1984 through December 1991, Mr. McEnany also served as the President of Equisource Capital, Inc. ("Equisource"), a consulting company in the areas of corporate finance and investment banking. He currently serves as a director of the National Association of Pharmaceutical Manufacturers.

        RICHARD W. GROSS, ESQ., has served as Secretary-Treasurer of the Company since May 1990 and was the Chairman of the Board between March 1989 and February 1994. Mr. Gross has been, since June 1990, a partner in the law firm of Wetzel & Gross. Prior thereto, Mr. Gross was the Deputy City Attorney for the City of Hialeah, Florida, from 1981 until May 1990, and the Director of Community Development with the City of Hialeah, Florida, from 1974 to 1981.

        GREGORY REED, M.D., has been a licensed medical doctor with a private practice in Miami Springs/Miami Lakes, Florida, specializing in internal medicine, since 1977. He is a member of the American Society of Internal Medicine and the American Heart Association. Dr. Reed's present hospital affiliations are with Hialeah Hospital and Palmetto General Hospital.

        RICK A. WILBER presently operates a family owned business owning several Hallmark(R) card stores. In 1974, Mr. Wilber was the co-founder of Champs Sporting Goods, a retail sporting goods chain. In 1984, Champs, which then had 62 stores, was sold. Since that time, Mr. Wilber has been a private investor and a consultant to numerous start-up and second-stage companies (including the Company, where he served as a consultant from June 1989 until February 1990). In September 1992, Cash Kingdom Pawn Brokers #2, Inc., a company in which Mr. Wilber had previously been an officer and director, filed a petition under Chapter 11 of the United States Bankruptcy Code (which proceeding has now been converted into a proceeding under Chapter 7 of the United States Bankruptcy
Code). Mr. Wilber resigned as an officer and director of that company in March 1992, prior to that company filing its Chapter 11 petition.

        CHARLES J. SIMONS is a management and financial consultant. For over 40 years, Mr. Simons was employed by Eastern Airlines and served at various times during such tenure as Eastern's Vice Chairman, Executive Vice President and a director. In 1990, at the request of the Board of Directors of General Development Corporation ("GDC"), a land development company, Mr. Simons became the Chairman, President and Chief Executive Officer of GDC, at a time when that corporation was in serious financial trouble and after serious allegations had been raised about the conduct of its senior management. As CEO, Mr. Simons guided GDC through a Chapter 11 bankruptcy proceeding, from which it has since successfully emerged. Mr. Simons left GDC in 1992, immediately prior to its emergence from bankruptcy. Mr. Simons is presently a director of Renex, Inc., Greenwich Air Services, Inc., Bessemer Trust Co. of Florida and Space Industries International, Inc. Additionally, he is the Chairman of the Board of Directors of G.W. Plastics, Inc., the Chairman of the Advisory Committee to the University of Vermont School of Business, a trustee and Treasurer of Dartmouth Hitchcock Medical Center, and a member of the Board and Treasurer of the Matthew Thornton HMO. Mr. Simons was a director of HIC before its purchase by W.R. Grace & Co. in July 1993.

        HUBERT E. HUCKEL, M.D., has been retired since December 1992. Prior thereto, for over 29 years Dr. Huckel was employed by Hoechst Celanese Corporation ("Hoechst"), a Fortune 100 company, and served during such period as a member of the Executive Committee of the Board of Directors, and as President of Hoechst's Life Sciences Group of companies. Dr. Huckel also served as a member of the Board of Directors of the Pharmaceutical Manufacturers Association from 1978 until 1992, and Celgene Corporation from 1989 until 1992. He currently is a member of the Executive Committee of The Rockefeller University Council and a member of the Medical Advisory Committee of the National Society to Prevent Blindness.

        OGDEN R. REID has been retired for more than the last five years. Mr. Reid has a distinguished record of service in both the private and government sector. He was the Editor and Publisher of The New York Herald Tribune and of its International Edition, the Chairman of the New York State Human Rights Commission, the U.S. Ambassador to Israel, a six-term member of the United States Congress and Environmental Commissioner of New York State. Mr. Reid presently serves as a director of National Patent Development Corporation, Interfeuron Sciences Corporation and General Physics Corporation and as Vice Chairman of General Physics Services Technologies, Inc.

        DAVID COHEN, PH.D., has been the President of Guidelines, Inc., a drug consulting firm, since 1986. Guidelines has acted as a regulatory consultant to the Company from time to time for which it has been paid at normal rates charged to unaffiliated third parties.

        HENRY S. KEEL, JR. has been a private investor since July 1994. Prior thereto, from January 1992 until June 1994 (when the company was sold), Mr. Keel was the President and Chief Executive Officer of Consolidated Medical Services ("Consolidated"). Prior thereto, for more than five years, Mr. Keel was the President of Automated Medical Services, a medical billing service bureau, which merged with Consolidated in January 1992.

NOMINEES TO THE BOARD

        At the Annual Meeting, three directors will be elected to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified. The Board has nominated the following persons for election to the
Board:

        PATRICK J. MCENANY. For information regarding Mr. McEnany, see the biographical contained in "Board of Directors" above.

        JACQUELINE ALLEE, age 52. Ms. Allee is a private investor. From 1993 to 1995, Ms. Allee was a professor of law at St. Thomas University School of Law. Prior thereto, from 1987 until 1993, Ms. Allee was the Vice President, Dean and a Professor of Law at St. Thomas University School of Law.

        J. WILLIAM GRANT, age 52, has been the President of Grant & Associates, a consulting firm, since January 1991. From January 1987 until December 1990, Mr. Grant served as a United States Congressman. From 1973 until 1986, Mr. Grant was the President of The Bank of Madison County, Florida. From 1982 until 1986, Mr. Grant also served as a state senator in the Florida state legislature. Between 1991 and 1995, Mr. Grant served as a director of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board has established several committees to assist it in carrying out its duties. Standing committees of the Board are the Executive Committee (which also serves as the Nominating Committee), the Audit Committee and the Compensation Committee.

        The Executive Committee exercises all of the powers of the Board between Board meetings, except those expressly prohibited by applicable Florida Statutes. The Executive Committee also acts as the Nominating Committee.

        The Audit Committee's responsibilities include recommending to the Board the selection of the independent certified public accountants, reviewing the arrangements and scope of the independent audit, and reviewing all financial statements.

        The Compensation Committee is responsible for making recommendations to the Board concerning executive compensation, including base salaries, bonuses and criteria for their award, stock option plans, stock option grants, health and life insurance and other benefits. The Compensation Committee also serves as the Stock Option Committee under the Company's 1992 and 1995 Stock Option Plan.

COMPENSATION OF DIRECTORS

        Each director who is not an employee of the Company receives a $3,000 annual retainer for serving in such capacity. In addition, each director who is not an employee of the Company receives $500 for each Board meeting attended ($250 for a telephonic meeting), and is reimbursed for expenses incurred in attending Board and committee meetings. Further, each director who is a member of a Board committee other than the Executive Committee receives $250 for each committee meeting attended (members of the Executive Committee receive $400 for each executive committee meeting attended). Additionally, the chairman of each committee receives an additional $125 for each committee meeting attended.

        In addition, directors receive on an annual basis, mandatory stock option grants under the 1995 Stock Option Plan for serving on the Board during the prior year. These options are automatically granted on April 1 of each fiscal year. The option exercise price is the average of the bid and ask prices of the Common Stock on the first day of April of each year. Under the 1995 Stock Option Plan, directors are eligible to receive the following option grants on an annual basis: (i) options to purchase 3,333 shares for serving as a member of the Board, (ii) options to purchase 833 shares for serving as a member of one or more committees of the Board, (iii) options to purchase 416 shares for serving as the chairman of any committee of the Board, and (iv) options to purchase 1,666 shares for serving as the chairman of the Company.

EXECUTIVE OFFICERS

           The following list reflects the Company's executive officers, as of this date, the capacity in which they serve the Company, and when they assumed office:

                                                                     EXECUTIVE
NAME                        AGE                POSITIONS           OFFICER SINCE
- ----                        ---                ---------           -------------
Patrick J. McEnany           48     President and Chief Executive       1991
                                    and Operating Officer

Jack Bleau                   59     Vice President, Sales and           1996
                                    Marketing

Eugene Sokol                 54     Vice President, Business            1992
                                    Development

Abul K. Bhuiyan              43     Senior Vice President               1989

Loren Gelber, Ph.D.          50     Vice President, Regulatory          1992
                                    Compliance

Steven Miller, Ph.D.         35     Vice President, Research and        1992
                                    Development

Robert E. Band               37     Vice President, Finance and         1994
                                    Chief Financial Officer

Mohammed Rahman              43     Vice President, Plant               1992
                                    Operations

Claude Bertrand              36     Controller                          1995

Nilkanth J. Patel            41     Director of Quality Control and     1992
                                    Quality Assurance

BUSINESS EXPERIENCE

           PATRICK J. MCENANY. See the biographical information contained in "Board of Directors" above.

           JACK BLEAU joined the Company on April 1, 1996. Prior thereto, for more than five years, Mr. Bleau was employed by Geneva Pharmaceuticals as Vice President of Sales.

           EUGENE SOKOL is the Company's Vice President, Business Development. Mr. Sokol has been employed by the Company since January 1992. During this period he has served as the Company's Vice President of Sales and Marketing (January 1992 to February 1993), Executive Vice President (February 1993 to March 1996) and Vice President, Business Development (March 1996 to the present). Prior thereto, from 1980 to 1992, Mr. Sokol was employed by Barre-National, Inc., a division of A.L. Laboratories, in various capacities, including as the Director of Field Sales.

           ABUL K. BHUIYAN is the Company's Senior Vice President. Mr. Bhuiyan has been employed by the Company since 1988 and has served in the following capacities: (i) between 1988 and 1991, he served as Vice President and Director of Research and Development; (ii) between 1991 and November 1993, he served as Executive Vice President and Director of Operations; and (iii) between November 1993 and November 1994, when he assumed his present position, he served as Vice President, Special Projects. Mr. Bhuiyan also served as a member of the Board of Directors of the Company from June 1989 until July 1990.

           LOREN GELBER joined the Company in July 1992 as Vice President, Regulatory Compliance. Dr. Gelber was the Director of Regulatory Affairs and Compliance for Danbury Pharmacal, Inc. from 1987 until joining the Company. From August 1985 through September 1987, Dr. Gelber was the Director of Regulatory Affairs for Barr Laboratories, Inc. Prior thereto, for 11 years, Dr. Gelber was employed by the United States Food and Drug Administration ("FDA"). On March 10, 1993, Dr. Gelber filed for relief under Chapter 7 of the United States Bankruptcy Code. Dr. Gelber was discharged from this proceeding in July 1993.

           STEVEN MILLER joined the Company in October 1992 as Director of Research and Development. Dr. Miller became Vice President, Research and Development in May 1993. From February 1988 until October 1992, Dr. Miller headed a research team for Baxter Diagnostics, Inc., a Division of Baxter International, where he served as a Group Leader and Senior Scientist.

           ROBERT E. BAND, C.P.A., joined the Company in November 1994 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, from July 1990 to November 1994, Mr. Band was Vice President, Finance, Secretary and Controller of Catalina Lighting, Inc., an AMEX listed distributor and manufacturer of lighting products. Immediately prior to joining Catalina Lighting, Mr. Band served as a co-founder and president of Knockouts Publishing, Inc., a greeting card publisher, from 1989 to 1990. Mr. Band's background prior to 1989 included over eight years of large-firm public accounting experience.

           MOHAMMED RAHMAN is the Company's Vice President, Plant Operations. Prior thereto, he was employed by the Company as Director of Production (November 1991 until February 1993) and Vice President, Production (February 1993 until May 1995, when he assumed his present position). Prior to joining the Company, Mr. Rahman was employed, for more than five years, by Superpharm Corporation, where he was employed in various capacities, including Director of Production from 1990 until November 1991.

           CLAUDE BERTRAND has been the Company's controller since September 1995. Prior to joining the Company, from January 1990 to September 1995, Mr. Bertrand was employed by Ryder System, Inc., where he served in various capacities, including Manager, Planning and Development. Mr. Bertrand's background prior to 1990 included over seven years of public accounting experience with Deloitte & Touche.

           NILKANTH J. PATEL, the Company's Director of Quality Assurance and Quality Control, has been employed by the Company since May 1988. From May 1988 until May 1990, when he assumed his current position, he was Quality Control Manager of the Company.

FAMILY RELATIONSHIPS

           There are no family relationships between or among any of the directors and executive officers.

PENDING SEC INVESTIGATION

            In February 1993, the Securities and Exchange Commission initiated a formal investigation into possible violations of the federal securities laws by the Company and certain of its officers and directors. The SEC's examination has focused on the Company's public disclosure during the period between July 1991 and April 1992 regarding the status of the Company's ANDAs for Piroxicam and Minoxidil and on sales of securities during this period by certain persons, including Company executive officers Abul Bhuiyan and Neil Patel.

            The Company believes that the SEC's investigation is ongoing. While no assurances can be given as to the outcome of the SEC's investigation, the Company does not believe that such outcome will have a material adverse effect upon the Company's financial condition or results of operations.

EXECUTIVE COMPENSATION

            The following table sets forth information about the compensation paid or accrued during 1995, 1994 and 1993 to the Company's Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                                LONG-TERM
                                       ANNUAL COMPENSATION                     COMPENSATION
                      -------------------------------------------------------- ------------       OTHER
                                                                OTHER ANNUAL                    ALL OTHER
NAME                  YEAR          SALARY            BONUS    COMPENSATION(1)   OPTIONS      COMPENSATION
                                     ($)               ($)          ($)            (#)             ($)
- ----------------------------------------------------------------------------------------------------------
Patrick J. McEnany    1995         164,237             --          9,050           4,166           --
                      1994         161,977             --          8,685         254,166           --
                      1993         101,713             --         15,780           3,333           --

Abul K. Bhuiyan       1995         110,000             --          6,568          40,000           --
                      1994         104,615             --          4,543          40,000           --
                      1993         100,767             --          4,727              --           --

- ----------------------
(1) Automobile allowance and life insurance benefits, and, as to Mr. McEnany, during 1993, a non-accountable expense allowance.

(2) Represents options granted to replace options originally issued in 1992 which have been cancelled.

OPTION GRANTS DURING LAST FISCAL YEAR

           The following table sets forth information concerning options granted during the fiscal year ended December 31, 1995 to those persons named in the preceding Summary Compensation Table.

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                          ANNUAL RATES OF STOCK
                                                                                                           PRICE APPRECIATION
                                                        INDIVIDUAL GRANTS                                  FOR OPTION TERM(1)
                           ---------------------------------------------------------------------         ----------------------
                             SHARES              % OF TOTAL
                           UNDERLYING              OPTIONS
                            OPTIONS              GRANTED TO             EXERCISE
                            GRANTED             EMPLOYEES IN             PRICE        EXPIRATION
       NAME                   (#)                FISCAL YEAR           ($/SHARE)         DATE             5%($)          10%($)
- -------------------------------------------------------------------------------------------------------------------------------
Patrick J. McEnany            4,166                  3.6                  8.44         4/1/2000            9,714         22,113

Abul K. Bhuiyan              40,000                 35.0                  6.94         3/8/2001          133,519        322,880
                                                                                          to
                                                                                       3/8/2005

- -------------------------
(1) These amounts represent assumed rates of appreciation in the price of the Common Stock during the term of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in the table will be achieved.

AGGREGATED OPTIONS EXERCISED DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

           The following table sets forth information concerning the exercise of stock options during the 1995 fiscal year and the value of unexercised stock options at the end of the 1995 fiscal year for the persons named in the Summary Compensation Table.

                                                                        NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                       OPTIONS AT FISCAL YEAR       IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED     VALUE REALIZED                END                  FISCAL YEAR END ($)
       NAME                    ON EXERCISE (#)           ($)          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE*
- ----------------------------------------------------------------------------------------------------------------------------
Patrick J. McEnany                   --                  --               198,331/150,000              998,368/506,250

Abul K. Bhuiyan                      --                  --                 26,666/66,667              188,129/304,068

- -------------------------
* Computed based upon the difference between the average of the bid and asked price of the Common Stock at December 31, 1995 and the exercise price. No value has been assigned to options which are not in-the-money.

EMPLOYMENT AGREEMENTS

            The Company and Mr. McEnany have entered into a five-year employment agreement which began January 1, 1994 and expires December 31, 1998. The agreement provides for an annual base salary of $160,000, plus an annual cost of living adjustment up to 5% per annum. In 1995, such cost of living adjustment was 3%. In addition, the Company, at its expense, has agreed to provide Mr. McEnany with $500,000 of life insurance on Mr. McEnany's life naming the beneficiaries designated by Mr. McEnany. The agreement provides that Mr. McEnany will devote his full time and attention to his duties as Chief Executive Officer of the Company. In accordance with the terms of the agreement, Mr. McEnany was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $6.75 per share (the fair market value of the Common Stock on the date of grant). Such options become exercisable at the rate of 50,000 upon the execution of the agreement and 50,000 options per year on each January 1 of the agreement. The options expire on December 31, 1998.

            Mr. McEnany's employment agreement also provides for bonus compensation equal to 3% of the Company's pre-tax income during any fiscal year, in an amount not to exceed three times his base compensation in any one year.

            Mr. McEnany has agreed not to compete with the Company, directly or indirectly, for a period of eighteen months after termination of his employment with the Company. In addition, in the event a third party assumes control of the Company and the assumption of control has not been approved by the Company's Board of Directors, Mr. McEnany may, within three months from the date of the assumption of control, terminate his employment with the Company and receive, in addition to his annual salary through the date of termination, the sum of $1,000,000 without having to fulfill his obligations or perform his duties thereunder and, in such event, he will be released from the restrictive covenants contained in his employment agreement.

            Mr. Bhuiyan has an employment agreement with the Company. Under the employment agreement, Mr. Bhuiyan is entitled to an annual base salary of $110,000, plus a discretionary bonus. Mr. Bhuiyan also receives a car allowance and certain life insurance benefits. Mr. Bhuiyan's contract expires on December 31, 1996.

            The Company has entered into an employment agreement with Jack Bleau which began April 1, 1996 and expires March 31, 1998. Under the employment agreement, Mr. Bleau is entitled to an annual base salary of $150,000, plus a bonus equal to 25% of base salary based on a performance criteria to be determined. Mr. Bleau also receives a car allowance and certain life insurance benefits.

STOCK OPTIONS

            At April 12, 1996, the Company had options to purchase 1,115,721 shares of Common Stock outstanding with officers, directors and employees of the Company. These options consist of 324,167 options granted under the Company's 1992 Stock Option Plan (the "1992 Plan"), 158,143 options granted under the Company's 1995 Stock Option Plan (the "1995 Plan"; collectively, the 1992 Plan and the 1995 Plan are hereinafter referred to as the "Plans") and 632,578 options granted outside the Plans ("Non-Qualified Stock Options").

            The exercise prices of the outstanding Non-Qualified Stock Options range from $1.88 to $25.41 per share. The terms of each of these options, which expire between 1996 and 2001, were determined by the Board of Directors, and were granted either under the Company's former non-qualified stock option plan or by agreement of the Board of Directors outside of any plan. The exercise price of all of these options is their fair market value on the date of grant.

            The 1992 Plan provides for the grant of incentive stock options and non-qualified stock options to employees, officers and directors of the Company. The Plan is administered by the Compensation Committee. At April 12, 1996, options to purchase 333,333 shares at exercise prices ranging from $4.50 to $25.41 per share had been granted under the 1992 Plan, of which 9,166 had been exercised. At the same date, there were no options available to purchase additional shares under the 1992 Plan.

            In 1995, the Company adopted the 1995 Plan. The 1995 Plan is administered by the Compensation Committee and provides for mandatory option grants to directors. See "Compensation of Directors." Options to purchase up to 550,000 Shares are reserved for issuance under the 1995 Plan. At April 12, 1996, options to purchase 162,726 shares had been granted under the 1995 Plan at exercise prices ranging from $8.44 to $10.875, of which 4,583 had been exercised.

PERFORMANCE GRAPH

            The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (US Companies) Index and the Nasdaq Pharmaceutical Index, for the last five fiscal years.

                                 [Graph Here]

================================================================================
                             DEC-90   DEC-91   DEC-92   DEC-93    DEC-94  DEC-95
- --------------------------------------------------------------------------------
Royce                         $ 100   2,000     1,033    1,156     822    1,800
Laboratories,
Inc.
- --------------------------------------------------------------------------------
Nasdaq Stock                  $ 100     161       187      214     210      297
Market (US)
Companies Index
- --------------------------------------------------------------------------------
Nasdaq                        $ 100     266       221      197     148      272
Pharmaceutical
Index
================================================================================

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the bases for their award, stock option plans and health, life insurance and other benefits. Each of the members of the Compensation Committee is an independent outside director of the Company.

            In making its recommendations to the Board of Directors, the Compensation Committee generally considers the overall performance of the Company during the prior fiscal year, the individual executive officer's contribution to the achieving of operating goals and business objectives and levels of compensation of companies in the Nasdaq Pharmaceutical Index used in the Stock Performance Graph (and other pharmaceutical companies which in the view of the Compensation Committee are similar in size and development to the Company). The Compensation Committee has not targeted a specific compensation level comparable to such Nasdaq Pharmaceutical Index companies, but reviews such data for assurance that the Company's compensation package is competitive in the industry.

            It is the Compensation Committee's view that senior executives' interests should complement those of shareholders. Accordingly, a substantial portion of senior executive compensation above a base salary is intended to be provided through bonuses tied to Company performance and through the grant of stock options, thus creating incentives for executives to achieve long term Company objectives and increase shareholder value.

                                        Gregory Reed, M.D., Chairman
                                        Henry S. Keel, Jr.
                                        Charles J. Simons
                                        Rick A. Wilber

                                        AS MEMBERS OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During the fiscal year ended December 31, 1995, Messrs. Reed, Wilber, Simons and Keel, served on the Compensation Committee. None of the members of the Compensation Committee is or was an executive officer of the Company, nor has any member of the Committee engaged in a related party transaction with respect to the Company during the past fiscal year. Further, during the fiscal year ended December 31, 1995, none of the Company's executive officers served as a member of the compensation committee or similar committee of another entity, one of whose executive officers served on the Company's Compensation Committee; served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee; or served as a member of the compensation committee or similar committee of any other entity, one of whose executive officers served as a director of the Company.

COMPLIANCE WITH SECTION 16(A)

            Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the Company's fiscal year ended December 31, 1995 and any Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-K, except as set forth below, no person who at any time during the fiscal year ended December 31, 1995 was a Director, officer or, to the knowledge of the Company, a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by
Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1995. The following Company directors and executive officers were late in the filing of Form 4s during fiscal 1995: Richard W. Gross; Patrick J. McEnany; David Cohen; William Grant; Henry S. Keel; Gregory Reed; Charles J. Simmons; Rick A. Wilber; and Abul K. Bhuiyan.

                      VOTING SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth, as of the Record Date, certain information regarding the Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors and named executive officers; and (iii) all directors and executive officers as a group. The address for each beneficial owner is c/o the Company, 5350 Northwest 165th Street, Miami, Florida.

                                       SHARES                    APPROXIMATE
NAME OF BENEFICIAL OWNER         BENEFICIALLY OWNED          PERCENT OF CLASS(1)
- ------------------------         ------------------          -------------------
Patrick J. McEnany(2)                   684,150                      5.0

Rick A. Wilber(3)                       222,329                      1.7

Richard W. Gross, Esq.(4)                81,229                        *

Gregory Reed, M.D.(5)                    64,708                        *

David Cohen, Ph.D.(6)                    50,683                        *

Henry S. Keel(7)                        102,080                        *

Charles J. Simons(8)                     46,580                        *

Hubert E. Huckel, M.D.(9)                 3,333                        *

Ogden R. Reid(10)                         3,333                        *

Abul K. Bhuiyan(11)                      54,666                        *

All Directors and
Executive Officers
as a Group (18 persons)(12)           1,500,758                     10.6
- ------------------
*    Less than 1%

(1) Based on 13,441,048 shares of Common Stock outstanding, plus, as to each person, the exercise of their currently exercisable options and options becoming exercisable within the next 60 days.

(2) Includes 148,673 shares owned of record by Equisource Capital, Inc., of which Mr. McEnany is the sole shareholder. Includes options to acquire 254,163 shares of Common Stock at exercise prices ranging from $2.64 per share to $25.41 per share. Excludes unvested options to purchase 100,000 shares of Common Stock at $6.75 per share. Also excludes 17,333 shares owned by Mr. McEnany's wife. Mr. McEnany disclaims any beneficial interest in the shares owned by his wife.

(3) Includes options to acquire 33,330 shares of Common Stock at exercise prices ranging from $2.64 per share to $25.41 per share.

(4) Includes options to acquire 42,496 shares of Common Stock at exercise prices ranging from $2.64 per share to $25.41 per share.

(5) Includes options to acquire 38,747 shares of Common Stock at exercise prices ranging from $.75 per share to $25.41 per share. Also includes warrants to acquire 3,333 shares of Common Stock at an exercise price of $6.50 per share.

(6) Includes 19,020 shares owned of record by C&G Investments, Inc., of which Dr. Cohen is a principal shareholder. Also includes options to acquire 31,663 shares of Common Stock at exercise prices ranging from $5.75 per share to $25.41 per share.

(7) Includes options to acquire 37,080 shares of Common Stock at exercise prices ranging from $2.64 per share to $25.41 per share.

(8) Includes options to acquire 22,914 shares of Common Stock at exercise prices ranging from $4.00 per share to $9.31 per share.

(9) Includes options to acquire 3,333 shares of Common Stock at $9.31 per share.

(10) Includes options to acquire 3,333 shares of Common Stock at $9.31 per share.

(11) Includes options to acquire 34,666 shares of Common Stock at exercise prices ranging from $2.64 per share to $6.94 per share. Excludes unvested options to acquire 58,667 shares of Common Stock at exercise prices ranging from $3.50 per share to $6.94 per share.

(12) Includes vested options to purchase an aggregate of 651,390 shares of Common Stock granted to directors and executive officers. Excludes unvested options to purchase an aggregate of 358,668 shares of Common Stock granted to directors and executive officers. Also includes warrants to acquire 8,333 shares of Common Stock at an exercise price of $6.50 per share.

PROPOSAL 1.  ELECTION OF DIRECTORS

           At the Annual Meeting, three directors will be elected to serve on the Company's Board of Directors. The three directors will be elected to serve until the 1999 annual meeting of shareholders (or until their successors are elected and qualified).

           It is intended that proxies will be voted for the following nominees:
(i) For a three year term ending at the 1999 annual meeting of shareholders:
Patrick J. McEnany, Jacqueline Allee and J. William Grant. Brief biographies of each of the nominees for director are set forth under "Board of Directors" and "Nominees to the Board" above.

           The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock in attendance at the Annual Meeting, either in person or by proxy, is required to approve this proposal.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THOSE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL 2.  RATIFICATION OF AUDITORS

           The Board of Directors has approved the Company's engagement of the firm of Price Waterhouse LLP as the Company's independent auditors. Price Waterhouse LLP has served as the Company's independent auditors since 1990, and is familiar with the Company's business and management. The Board of Directors believes that Price Waterhouse LLP has the personnel, professional qualifications and independence necessary to act as the Company's independent auditors.

           Representatives of Price Waterhouse LLP are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from shareholders at that time.

           Although shareholder approval of the Company's auditors is not required, the Board of Directors is submitting such appointment to a vote of the Company's shareholders. Approval of this proposal will require the affirmative vote of a majority of the Company's outstanding Common Stock in attendance at the Annual Meeting, voting in person or by proxy. In the event this proposal is not approved, management will reconsider its selection of Price Waterhouse LLP as independent auditors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                  OTHER MATTERS

           The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                              SHAREHOLDER PROPOSALS

           Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company not later than February 28, 1997 at its principal executive offices, 5350 N.W. 165th Street, Miami, Florida 33014, Attention: Robert E. Band, Vice President-Finance, for inclusion in the proxy statement and proxy relating to the 1997 annual meeting of shareholders.

                             ADDITIONAL INFORMATION

           The Company will furnish without charge to any shareholder submitting a written request, the Company's Form 10-K Annual Report for 1995 filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to the Company,
Attention: Investor Relations, at the address set forth above.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Richard W. Gross, Secretary

May 15, 1996
Miami, Florida

                            ROYCE LABORATORIES, INC.

                                      PROXY

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD JUNE 12, 1996

         The undersigned hereby appoints Patrick J. McEnany and Robert E. Band, and each of them with full power of substitution to vote all shares that the undersigned is entitled to vote at the 1996 Annual, Meeting of Shareholders of Royce Laboratories, Inc. to be held on June 12, 1996, or adjournments thereof, on the following as specified and on such other matters as may properly come before the meeting.

         1. Election of Directors - Three year term: Patrick J. McEnany, Jacqueline Allee, J. William Grant

                  / / FOR ALL NOMINEES LISTED    / / WITHHOLD AUTHORITY FOR ALL
                                                     NOMINEES LISTED

- --------------------------------------------------------------------------------
(To withhold your vote for any individual nominee(s) print the nominee's name on the line above.)

         2.       / / FOR   / / AGAINST   / / ABSTAIN   Ratification of Auditors

         3.       / / FOR  / /  AGAINST  / /  ABSTAIN   Transact such other
                                                        business as may properly
                                                        come before the meeting.

When properly executed, this proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3.

                                             Dated:______________________, 1996


                                             ________________________________
                                             Signature

                                             ________________________________
                                             Signature if held jointly

                                             Please sign exactly as name appears
                                             on this Proxy. If shares are
                                             registered in more than one name,
                                             the signatures of all such holders
                                             are required. A corporation should
                                             sign its full corporate name by a
                                             duly authorized officer, stating
                                             such officer's title and official
                                             capacity, giving the full title as
                                             such. A partnership should sign in
                                             the partnership name by a duly
                                             authorized person, stating such
                                             person's title and relationship.

 IMPORTANT: PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                             NO POSTAGE IS REQUIRED